Registration No. 333-87973
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            POST EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                               I.D. SYSTEMS, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                          DELAWARE                      22-3270799
         ----------------------------------------  --------------------
               (State or other jurisdiction of      (I.R.S. Employer
                incorporation or organization)      Identification No.)

         ONE UNIVERSITY PLAZA, 6TH FLOOR
         HACKENSACK, NJ                                   07601
         ----------------------------------------  --------------------
         (Address of Principal Executive Offices)       (Zip Code)

                      1995 NON QUALIFIED STOCK OPTION PLAN
                                       and
                       1999 STOCK OPTION PLAN, AS AMENDED
                                       and
                            1999 DIRECTOR OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plans)

                                JEFFREY M. JAGID
                             CHIEF EXECUTIVE OFFICER
                               I.D. SYSTEMS, INC.
                         ONE UNIVERSITY PLAZA, 6TH FLOOR
                                 HACKENSACK, NJ
                                 (201) 670-9000
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                             HENRY I. ROTHMAN, ESQ.
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000

                         CALCULATION OF REGISTRATION FEE

========================= =================== ========================= ======================== ===================
 Title of Securities to   Amount to Be            Proposed Maximum         Proposed Maximum          Amount of
     Be Registered        Registered          Offering Price per Share    Aggregate Offering      Registration Fee
                                                                                 Price
------------------------- ------------------- ------------------------- ------------------------ -------------------
Common Stock, par value       337,500(1) shares        $0.80                     $270,000.00             $75.06(2)
$.01 per share
------------------------- ------------------- ------------------------- ------------------------ -------------------

------------------------- ------------------- ------------------------- ------------------------ -------------------
Common Stock, par value       906,250(1) shares        $1.20                   $1,087,500.00            $302.33(2)
$.01 per share
------------------------- ------------------- ------------------------- ------------------------ -------------------
Common Stock, par value         6,250(1) shares        $5.938                     $37,112.50             $10.32(2)
$.01 per share
------------------------- ------------------- ------------------------- ------------------------ -------------------
Common Stock, par value        65,000(1) shares        $7.67                     $498,550               $138.60(2)
$.01 per share
------------------------- ------------------- ------------------------- ------------------------ -------------------
Common Stock, par value       747,500(1) shares        $5.938                  $4,438,655             $1,233.95(2)
$.01 per share
------------------------- ------------------- ------------------------- ------------------------ -------------------
Common Stock, par value        30,000(1) shares        $7.375                    $221,250                $61.51(2)
$.01 per share
------------------------- ------------------- ------------------------- ------------------------ -------------------
Common Stock, par value       270,000(1) shares        $5.938                  $1,603,260               $445.71(2)
$.01 per share
------------------------- ------------------- ------------------------- ------------------------ -------------------
Common Stock, par value     1,000,000 shares           $5.68(3)                $5,680,000             $1,420.00
$.01 per share
========================= =================== ========================= ======================== ===================
TOTAL                       3,362,500 shares                                                          $1,420.00
========================= =================== ========================= ======================== ===================

(1) Previously registered on Form S-8 Registration Statement filed with the Securities and Exchange Commission on September 28, 1999.
(2)      Previously Paid.
(3) Calculated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low bid and asked prices ($5.61 and $5.75) of a share of the registrant's Common Stock on The Nasdaq SmallCap Market on July 2, 2001.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents are incorporated by reference and have previously been filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

               (1) the Registrant's Annual Report on 10-KSB for the year ended December 31, 2000;

               (2) the Registrant's quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), since December 31, 2000; and

               (3) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on June 10, 1999 under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the Registrant with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not required since the Registrant's Common Stock is registered under Section 12 of the 1934 Act.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses.

               The Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or to any stockholder for monetary damages arising out of such director's breach of fiduciary duty, except that such charter provisions may not eliminate or limit the liability of directors for: (i) any breach of the director's duty of loyalty to a corporation or its stockholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) any payment of a dividend or approval of a stock purchase or other transaction that is illegal under Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. A principal effect of this provision of the Certificate of Incorporation is to limit or eliminate the potential liability of the Registrant's directors for monetary changes arising from any breach of their duty of care, unless the breach involves one of the four exceptions described in clauses (i) through (iv) of the immediately preceding sentence.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8.        EXHIBITS.
               ---------

               Exhibit
               Number
               ------


                  5 Opinion and consent of Jenkens & Gilchrist Parker Chapin LLP, counsel to the Company, as to the legality of the securities being offered.*

                  23(a)    Consent of Richard A. Eisner & Company, LLP.*

                  23(b) Consent of Jenkens & Gilchrist Parker Chapin LLP (contained in Exhibit 5).*

                  24 Power of Attorney (contained in the signature page to this registration statement).

                  99(a) Amendment No. 1 to 1999 Stock Option Plan (Effective June 1, 2001).
                  -------------------------------------------------------------
                 *Filed herewith

  ITEM 9.        UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on July 19, 2001.

                                     I.D. Systems, Inc.


                                     By: /s/ Jeffrey M. Jagid
                                        ----------------------------------------
                                        Jeffrey M. Jagid
                                        Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Jagid and/or Kenneth S. Ehrman and each of them acting alone, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                      Title                            Date


                                          Chief Executive Officer (Principal Executive      July 19, 2001
  /s/ Jeffrey M. Jagid                    Officer) and Director
  --------------------------------------
  Jeffrey M. Jagid


  /s/ Kenneth S. Ehrman                   Director                                          July 19, 2001
  --------------------------------------
  Kenneth S. Ehrman


  /s/ Ned Mavrommatis                     Chief Financial Officer (Principal Accounting     July 19, 2001
  --------------------------------------  Officer)
  Ned Mavrommatis


  /s/ Martin G. Rosanksy                  Director                                          July 19, 2001
  --------------------------------------
  Martin G. Rosansky


  /s/ N. Bert Loosmore                    Director                                          July 19, 2001
  --------------------------------------
  N. Bert Loosmore


  /s/ Bea Yormark                         Director                                          July 19, 2001
  --------------------------------------
  Bea Yormark


  /s/ Lawrence Burstein                   Director                                          July 19, 2001
  --------------------------------------
  Lawrence Burstein

                                  EXHIBIT INDEX

               Exhibit
               Number
               ------

                  5 Opinion and consent of Jenkens & Gilchrist Parker Chapin LLP, counsel to the Company, as to the legality of the securities being offered.*

                  23(a)    Consent of Richard A. Eisner & Company, LLP.*

                  23(b) Consent of Jenkens & Gilchrist Parker Chapin LLP (contained in Exhibit 5).*

                  24 Power of Attorney (contained in the signature page to this registration statement).

                  99(a) Amendment No. 1 to 1999 Stock Option Plan (Effective June 1, 2001).
                  -------------------------------------------------------------
                 *Filed herewith